SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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                               MAYTAG CORPORATION
                  ------------------------------------------
               (Name of Registrant as Specified In Its Charter)

        --------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                       2



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Maytag Customer Letter

Dear Valued Customer:

As you may know from our recent announcement, Maytag Corporation has entered into a definitive agreement by which an investor group led by a private equity firm - Ripplewood Holdings LLC - has agreed to acquire Maytag.

Ripplewood Holdings is a leading private equity firm established by Timothy C. Collins in 1995. To date, Ripplewood has invested in transactions with aggregate enterprise value in excess of $12 billion - focusing on investments in the U.S. and Japan. You may recognize some of their holdings: Direct Holdings Worldwide, the parent company of Lillian Vernon and Time Life, Asbury Automotive and, most recently, Shinsei Bank in Japan.

This merger agreement has been approved by Maytag's board of directors. The transaction must now be approved by shareholders and is subject to customary regulatory approval and other conditions that must be fulfilled prior to closing, but we fully expect that the transaction will be completed sometime prior to the end of the year. It is expected that the current senior management team will continue to lead Maytag going forward.

As a result of the transaction, instead of being a publicly traded company, we will become privately held. You may know that we have been a private company before and upon the closing of the transaction we will return to that ownership model. Maytag believes that this transaction will allow us to more effectively approach our long-term plan to grow the business, meet our cost challenges and deliver continuous product innovation.

Ripplewood's interest in Maytag is to create a successful global appliance business. They are acquiring Maytag because they believe in our rich history, our reputation, our brands, our products and our innovation strategy. They believe that together, we can return Maytag to success and profitability. Like Maytag, Ripplewood is deeply committed to the success of its trade partners and will work diligently to achieve profitable growth for you our valued customer.

I want to be very clear that with this announcement, that while we will have a change in ownership, please know that we are still the Maytag Corporation - our name does not change. It's business as usual as we continue to design, manufacture and sell great products. We will aggressively pursue our growth initiatives, our strategy of preferred brands and innovative products, and deliver upon our promise to meet your needs in the marketplace.

Sincerely,

Ralph F. Hake
Chairman & CEO
Maytag Corporation

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                                       3

                 Maytag Services Technicians Telephone Script


With your service calls involving direct interaction with our consumers, it is important that you are aware of an announcement that was made earlier today by Maytag Corporation.

Maytag has entered into a definitive agreement by which an investor group led by a private equity firm - Ripplewood Holdings LLC - has agreed to acquire Maytag.

This merger agreement has been approved by Maytag's board of directors and must now be approved by shareholders and is subject to customary regulatory approval and other conditions that must be fulfilled prior to closing. We fully expect that the transaction will be completed sometime prior to the end of the year.

Please understand that a change in ownership does not mean a change in our name. We are still the Maytag Corporation. It's business as usual as we continue to design, manufacture and sell great products and to take care of our customers and our consumers. We will aggressively pursue our growth initiatives and our strategy of preferred brands and innovative products.

As a result of the transaction, instead of being a publicly traded company, we will become privately held. Maytag believes that this transaction will allow us to more effectively approach our long-term plan to grow the business, meet our cost challenges and deliver continuous product innovation.

It's important now more than ever that we continue to take care of our customers and our consumers and to achieve our sales targets during this transitional period.

If you have questions regarding today's announcement, please contact your manager.

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                                       4





                         Maytag Employee Talking Points

o The board of directors of Maytag Corporation has approved a definitive agreement calling for an investor group led by a private equity firm - Ripplewood Holdings LLC - will acquire outstanding shares of Maytag in a cash merger, valued at $14 per share.

o This merger agreement must now be approved by shareholders and is subject to customary regulatory approval and other conditions that must be fulfilled prior to closing. We fully expect that the transaction will be completed sometime prior to the end of the year.

o A change in ownership does not mean a change in our name. We are still the Maytag Corporation. It's generally business as usual until the deal is closed, and even after the deal becomes final, Maytag will continue to design, manufacture and sell great products and to take care of our customers. We will aggressively pursue our growth initiatives and our strategy of preferred brands and innovative products.

o As a result of the transaction, instead of being a publicly traded company, we will become privately held. We have been a private company before and upon closing of the transaction we will be returning to that ownership model. Maytag believes that this transaction will allow us to more effectively approach our long-term plan to grow the business, meet our cost challenges and deliver continuous product innovation.

o Ripplewood is acquiring this organization because they believe in our rich history, our reputation, our brands, our products and our innovation strategy. They believe that together, we can return Maytag to the success and profitability that each of us has been working so hard to achieve for the past several years. Ripplewood's interest in Maytag is to create a successful global appliance business.

o Ripplewood Holdings is a leading private equity firm established by Timothy C. Collins in 1995. To date, Ripplewood has invested in transactions with aggregate enterprise value in excess of $12 billion - focusing on investments in the U.S. and Japan.

o Some of Ripplewood's holdings include: Direct Holdings Worldwide, the parent company of Lillian Vernon and Time Life, Asbury Automotive and, most recently, Shinsei Bank in Japan.

o Again, I want to emphasize to all of you that it is important to continue focusing on your job responsibilities - serving our customers, making quality products, improving our cost structure and executing on our key business initiatives.

o It's important now more than ever that we continue to take care of our customers, and to achieve our sales targets during this transitional period to Ripplewood ownership.

o I know that as employees, you must have many questions, and I will attempt to address those for which we have answers today. There are some areas in which we may not have

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                                       5


      specific information for you at this time. Maytag is committed to provide you with additional information as we continue to work through the details and closing stages of this transaction.

                       Maytag CSA - Maytag Services Script


o Maytag has entered into a definitive agreement by which an investor group led by a private equity firm - Ripplewood Holdings LLC - has agreed to acquire Maytag.

o This agreement has been approved by Maytag's board of directors and must now be approved by shareholders and receive regulatory approval. We fully expect that the transaction will be completed sometime prior to the end of the year.

o A change in ownership does not mean a change in our name. We are still the Maytag Corporation.

o It's business as usual as Maytag continues to design, manufacture and sell great products and to take care of our customers and our consumers. We will aggressively pursue our growth initiatives and our strategy of preferred brands and innovative products.

o Maytag believes that this transaction will allow us to more effectively approach our long-term plan to grow the business, meet our cost challenges and deliver continuous product innovation.


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                                       7



                                Q&A For Employees



Q:  WHAT IS BEING ANNOUNCED?

A: Maytag Corporation today has entered into a definitive agreement by which an investor group led by a private equity firm - Ripplewood Holdings LLC has agreed to acquire Maytag. The transaction is subject to shareholder approval, customary regulatory approval and other conditions.


Q:  WHAT IS THE POSITION OF THE BOARD OF DIRECTORS ON THIS TRANSACTION?

A: The board of directors has approved the merger agreement, and intends to recommend to Maytag shareholders that they adopt the agreement.


Q:  WHAT IS THE TIMING FOR THIS ACQUISITION?

A: The transaction must now be approved by shareholders and is subject to customary regulatory approval and other conditions that must be fulfilled prior to closing. We fully expect that the transaction will be completed sometime prior to the end of the year.


Q:  WHO IS RIPPLEWOOD HOLDINGS LLC?

A: Ripplewood Holdings is a leading private equity firm established by Timothy
C. Collins in 1995. To date, Ripplewood has invested in transactions with aggregate enterprise value in excess of $12 billion - focusing on investments in the U.S. and Japan. Ripplewood's investments include such names as Direct Holdings Worldwide, the parent company of Lillian Vernon and Time Life, Asbury Automotive and, most recently, Shinsei Bank in Japan.



Q:  WHY IS RIPPLEWOOD INTERESTED IN ACQUIRING MAYTAG?

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                                       8


A: Ripplewood's interest in Maytag is to create a successful global appliance business. Tim Collins, Ripplewood's CEO, said that his holding company is acquiring Maytag because they believe in our rich history, our reputation, our brands, our products and our innovation strategy. They believe that together, we can return Maytag to success and profitability, and become a global leader in the appliance industry.


Q:  WHAT CHANGES AS A RESULT OF THIS DEFINITIVE AGREEMENT?

A: It's generally business as usual until the deal is closed, and even after the deal becomes final, Maytag will continue to design, manufacture and sell great products and to take care of our customers. We will aggressively pursue our growth initiatives and our strategy of preferred brands and innovative products.


Q:  WHO IS MY LEADER?

A: The current organizational structure at this time remains intact, so employees will continue to report to their current manager.


Q:  WHO WILL BE LEADING MAYTAG WITH THIS ACQUISITION?

A: It is expected that the current senior management team will continue to lead Maytag going forward.


Q:  WHAT DO I FOCUS ON NOW?

A: While we have new ownership, it is important that you continue to focus on your job responsibilities - serving our customers, making quality products, improving our cost structure and executing on our key business initiatives.


Q:  ARE WE STILL MAYTAG CORPORATION?

A: Yes. This is not the end of Maytag, but only the next phase in our future as a company. Instead of being a publicly traded company, upon closing of the transaction, we will become privately held. We have been a private company before and upon closing of the transaction we will be returning to that ownership model. A change in ownership does not mean a change in our name. We are still the Maytag Corporation.

Q:  WHY IS THIS GOOD FOR OUR COMPANY?

A: This transaction will enable us to reduce the regulatory, legal and reporting burden and execute our necessary restructuring efficiently. We expect to continue to pursue



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                                       9


our strategy of preferred brands and innovative products. In general, we will be able to operate in a better overall environment to address longer-term issues and get our business back on track.


Q:  UNDER RIPPLEWOOD, WILL WE HAVE A NEW BUSINESS STRATEGY?

A: Ripplewood's focus for Maytag is to create a successful global appliance business, leveraging Maytag's many strengths, including its rich history, reputation, brands, products and innovation strategy.


Q: IT SOUNDS LIKE THE SAME STRATEGY AS BEFORE. WHAT WILL BE DIFFERENT?

A: Beside having new owners, we will have more resources to pursue our strategy going forward, including the ability to innovate to complete our plan to be a low-cost global producer of appliances and to continue to take care of our customers.

Maytag believes that this transaction will allow us to more effectively approach our long-term plan to grow the business, meet our cost challenges and deliver continuous product innovation.


Q:  IS THIS JUST ANOTHER JOB-REDUCTION INITIATIVE?

A: This transaction is about building a company into a global leader in a currently very competitive appliance industry. Ripplewood has indicated that its team looks forward to working with Maytag's leadership, employees, customers and retail partners.


Q: WHAT IMPACT DOES THIS DEFINITIVE AGREEMENT HAVE ON MAYTAG'S MANUFACTURING FOOTPRINT RESTRUCTURING PLAN?

A: Cost structure improvement is still an important issue for Maytag, regardless of ownership, so we expect that the previously announced manufacturing footprint restructuring initiative will continue.



Q:  DOES THE DEFINITIVE AGREEMENT MEAN THAT MAYTAG HAS FAILED OR IS IN
BANKRUPTCY?

A: Maytag is a profitable company. Although our sales were down, our market share was up sequentially in all major appliance categories from the 4th quarter. This shows that consumers believe in and are buying our brands; our overall debt levels are down $126 million from the prior year; we increased our cash and cash equivalents by $91


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                                       10


million to $99 million; our inventories are down; and our accounts payable are in line. Maytag has neither failed nor is it in bankruptcy.

Maytag is being acquired by Ripplewood because they believe in our rich history, our reputation, our brands, our products and our innovation strategy. Ripplewood believes that together, we can return Maytag to success and profitability, and become global leader in the appliance industry.


Q: WHAT WILL HAPPEN TO MAYTAG'S INTERNATIONAL, VENDING AND MAYTAG SERVICES BUSINESS UNITS AS A RESULT OF THE ACQUISITION?

A: As with all Maytag's operations, it will generally be business as usual as the transaction is finalized.


Q: WILL MAYTAG HEADQUARTERS CONTINUE TO BE LOCATED IN NEWTON FOLLOWING THE ACQUISITION?

A:  We expect the headquarters to remain in Newton.


Q: ARE THERE BUSINESS BENEFITS FOR MAYTAG OF BEING A PRIVATELY-OWNED COMPANY, AS OPPOSED TO BEING A PUBLIC COMPANY?

A: Yes. Under private ownership, Maytag will be in a better overall environment to address its longer-term issues and get its business back on track, with reduced pressure to achieve the shorter-term, quarterly financial performance that Wall Street investors generally expect. As a private company, Maytag will have enhance access to capital and assume a stronger position to realize costs savings from its previously announced restructuring plans.


Q. WHAT HAPPENS TO MY BENEFITS?

A: You will see no change in your benefits through the remainder of 2005, except those involving Maytag stock. As we work through specific details with Ripplewood following the close of the transaction, we will provide you with additional information.
Q:  WHEN WILL WE KNOW MORE ABOUT THE TRANSACTION?

A: There are some areas in which Maytag does not have specific information for employees at this time. The company stands committed to provide you with additional information as we continue to work through the details and closing stages of this transaction.

Maytag Supplier Letter

Dear Valued Supplier:

As you may know from our recent announcement, Maytag Corporation has entered into a definitive agreement by which an investor group led by a private equity firm - Ripplewood Holdings LLC. - has agreed to acquire Maytag.

Ripplewood Holdings is a leading private equity firm established by Timothy C. Collins in 1995. To date, Ripplewood has invested in transactions with aggregate enterprise value in excess of $12 billion - focusing on investments in the U.S. and Japan. You may recognize some of their holdings: Direct Holdings Worldwide, the parent company of Lillian Vernon and Time Life, Asbury Automotive and, most recently, Shinsei Bank in Japan.

This merger agreement has been approved by Maytag's board of directors. The transaction must now be approved by shareholders and is subject to customary regulatory approval and other conditions that must be fulfilled prior to closing, but we fully expect that the transaction will be completed sometime prior to the end of the year. It is expected that the current senior management team will continue to lead Maytag going forward.

As a result of the transaction, instead of being a publicly traded company, we will become privately held. You may know that we have been a private company before and upon the closing of the transaction we will return to that ownership model. Maytag believes that this transaction will allow us to more effectively approach our long-term plan to grow the business, meet our cost challenges and deliver continuous product innovation.

Ripplewood's interest in Maytag is to create a successful global appliance business. They are acquiring Maytag because they believe in our rich history, our reputation, our brands, our products and our innovation strategy. They believe that together, we it can return Maytag to success and profitability. Like Maytag, Ripplewood is deeply committed to the success of its trade partners and will work diligently to achieve profitable growth for you our valued supplier.

I want to be very clear that with this announcement, that while we will have a change in ownership, please know that we are still the Maytag Corporation - our name does not change. It's business as usual as we continue to design, manufacture and sell great products. We will aggressively pursue our growth initiatives, and our strategy of preferred brands and innovative products in the marketplace. We look forward to our continued relationship.

Sincerely,


Ralph F. Hake
Chairman & CEO
Maytag Corporation

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transaction, a proxy statement of Maytag and other materials will be filed with SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MAYTAG AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Maytag at HTTP://WWW.SEC.GOV, SEC's Web site. Free copies of Maytag's SEC filings are also available on Maytag's Web site at www.maytagcorp.com. PARTICIPANTS IN THE SOLICITATION
Maytag and its executive officers and directors, and Ripplewood Holdings LLC may be deemed, under SEC rules, to be participants in the solicitation of proxies from Maytag's stockholders with respect to the proposed transaction. Information regarding the officers and directors of Maytag is included in its definitive proxy statement for its 2005 annual meeting filed with SEC on April 4, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.